UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

Bluesky Systems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52548 (Commission File Number)	05-6141009 (I.R.S. Employer Identification No.)

191 Chestnut Street Springfield, MA 01103 (Address of principal executive offices) (zip code)

(413) 734-3116 (Registrant’s telephone number, including area code)

Bluesky Systems Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 1.01 Entry into Material Definitive Agreements.

Bluesky Systems Holdings, Inc., a Nevada corporation (the “Company”), and successor by merger to Bluesky Systems Corp., a Pennsylvania corporation, entered into a Share Purchase Agreement, dated as of July 27, 2011 (the “Share Purchase Agreement”), with Mr. Duane Bennett and the Northeast Nominee Trust, together being the majority shareholders of the Company (the “Shareholders”), and Supera Solutions Corp., a Nevada corporation (the “Purchaser”), pursuant to which the Shareholders agreed to sell, and the Purchasers agreed to buy, 15,600,000 common shares of the Company, representing 61.06% of the issued and outstanding capital stock of the Company. The Purchaser agreed to pay an aggregate $310,000 for the shares of the Company. A copy of the Share Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein.

The Closing will occur not later than 45 days from the effective date of a 1:30 reverse stock split which the Company agreed to consummate as a condition of the Purchaser’s obligation to close the purchase and sale of the shares. Both the Shareholders and the Purchaser have the benefit of several conditions of closing which are set forth in the Share Purchase Agreement.

The Company engaged in a recapitalization pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, on July 12, 2011. It exchanged $90,000 in a new convertible promissory note bearing interest at 5% for its outstanding $90,000 promissory note, dated September 17, 2010, with the new note providing substantially more protection to the holder against dilution in the event of a reverse stock split.

On July 27, 2011, the Company entered into an agreement (the “Debt Purchase Agreement”), by and among Galileo Partners, LLC, a California limited liability company (the “Assignee”), and Greentree Financial Group, Inc., a Florida corporation (the “Assignor”), pursuant to which the Assignor agreed to sell, assign, transfer and convey unto Assignee its partial rights and interests of $15,000 in principal of the new note in exchange for a payment in the amount of $15,000 from the Assignee. The remaining rights and interests in the balance of the new Promissory Note (if any) will remain with the Assignor. The Assignee is not an affiliate of the Assignor or the Purchaser within the meaning of Rule 405 under the Securities Act of 1933, as amended. A copy of the Debt Purchase Agreement is attached as Exhibit 10.2 hereto and incorporated by reference herein.

The Company’s authorized capital stock consists of 50,000,000 common shares, $0.001 par value per share, of which 25,548,933 shares are issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Share Purchase Agreement, dated July 27, 2011, by and among Bluesky Systems Holdings, Inc., Mr. Duane Bennett, the Northeast Nominee Trust, and Supera Solutions Corp.

10.2 Debt Purchase Agreement, dated July 27, 2011, by and among Galileo Partners, LLC, Greentree Financial Group Inc., and Bluesky Systems Holdings, Inc.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2011	Bluesky Systems Holdings, Inc.

/s/ Duane Bennett
Duane Bennett
President